                                EXHIBIT NO. 99.1

                            ANNUAL SUMMARY STATEMENT

                   DEALER AUTO RECEIVABLES OWNER TRUST 2000-1

190,000,000.00      6.69% Dealer Auto Receivables Asset-Backed Notes, Class A-1
274,000,000.00      7.01% Dealer Auto Receivables Asset-Backed Notes, Class A-2
168,000,000.00      7.07% Dealer Auto Receivables Asset-Backed Notes, Class A-3
 83,251,000.00      7.12% Dealer Auto Receivables Asset-Backed Notes, Class A-4
 24,470,000.00      7.46% Dealer Auto Receivables Asset-Backed Notes, Class B
 13,175,591.56      7.93% Dealer Auto Receivables Asset- Backed Certificates

                                 SUMMARY REPORT

A    CALCULATION OF AVAILABLE AMOUNTS

     1    Available Principal (as defined in Article I of
          the Sale and Servicing Agreement)                      $278,091,027.20
                                                                 ---------------

     2    Available Interest (as defined in Article I of the
          Sale and Servicing Agreement)                           $58,923,487.49
                                                                 ---------------

     3    Available Amounts (l. plus 2.)                         $337,014,514.69
                                                                 ---------------

B    CALCULATION OF PRINCIPAL DISTRIBUTABLE AMOUNT               $297,620,992.22
     (as defined in Article I of the Sale and Servicing          ---------------
     Agreement)

C    CALCULATION OF NOTE MONTHLY PRINCIPAL DISTRIBUTABLE
     AMOUNT                                                      $297,620,992.22
                                                                 ---------------

     1    Note Percentage for such Distribution Date

          (a)  for each Distribution Date to but excluding
               the Distribution Date on which the principal
               amount of the Class B Notes is reduced to
               zero                                                      100.00%
                                                                 ---------------

          (b)  after the principal amount of the Class B
               Notes have been reduced to zero                             $0.00
                                                                 ---------------

     2    Principal Distributable Amount (from B)                $297,620,992.22
                                                                 ---------------

     3    Note Monthly Principal Distributable Amount for

          (a)  Class A-1 Notes                                    $39,945,778.80
                                                                 ---------------

          (b)  Class A-2 Notes                                   $257,675,213.42
                                                                 ---------------

          (c)  Class A-3 Notes                                             $0.00
                                                                 ---------------

          (d)  Class A-4 Notes                                             $0.00
                                                                 ---------------

          (e)  Class B Notes                                               $0.00
                                                                 ---------------

          (f)  Note Principal Carryover Shortfall                          $0.00
                                                                 ---------------

D    CALCULATION OF NOTE MONTHLY INTEREST DISTRIBUTABLE AMOUNT

     1    Class A-1 Interest Rate                                          6.69%
                                                                 ---------------

     2    Class A-2 Interest Rate                                          7.01%
                                                                 ---------------

     3    Class A-3 Interest Rate                                          7.07%
                                                                 ---------------

     4    Class A-4 Interest Rate                                          7.12%
                                                                 ---------------

     5    Class B Interest Rate                                            7.46%
                                                                 ---------------

     6    Class A-1 Note Interest Distributable Amount               $293,293.27
                                                                 ---------------

     7    Class A-2 Note Interest Distributable Amount            $12,618,641.70
                                                                 ---------------

     8    Class A-3 Note Interest Distributable Amount            $12,867,400.00
                                                                 ---------------

     9    Class A-4 Note Interest Distributable Amount             $6,421,427.09
                                                                 ---------------

     10   Class B Note Interest Distributable Amount               $1,977,583.79
                                                                 ---------------

     11   Aggregate Interest Carryover Shortfall for each
          Class for such Distribution Date                                 $0.00
                                                                 ---------------

     12   Note Monthly Interest Distributable Amount (the
          sum of items D.6, D.7, D.8, D.9, D.10 and D.11)         $34,178,345.85
                                                                 ---------------

E    CALCULATION OF NOTE DISTRIBUTABLE AMOUNT (SUM OF C.3
     PLUS D.12.)                                                 $331,799,338.07
                                                                 ---------------

F    CALCULATION OF CERTIFICATE PRINCIPAL DISTRIBUTABLE
     AMOUNT

     1    Certificate Balance                                     $13,175,591.56
                                                                 ---------------

     2    Principal Distributable Amount                                   $0.00
                                                                 ---------------

     3    Certificate Percentage for each respective
          Distribution Date

     3    (a)   for each Distribution Date to but excluding
          the Distribution Date on which the Principal
          Amount of the Class B Notes is reduced to zero                   0.00%
                                                                 ---------------

     3    (b)   on the Distribution Date on which the
          Principal Amount of the Class B Notes is reduced
          to zero
                                                                 ---------------

     3    (c)   thereafter                                               100.00%
                                                                 ---------------

     4    (a)   Principal Distributable Amount multiplied by
          the Certificate Percentage for such Distribution
          Date                                                             $0.00
                                                                 ---------------

     4    (b)   Certificate Principal Carryover Shortfall for
          such Distribution Date                                           $0.00
                                                                 ---------------

     5    Certificate Principal Distributable Amount (the
          sum of 4.(a) and 4.(b))                                          $0.00
                                                                 ---------------

G    CALCULATION OF CERTIFICATE INTEREST DISTRIBUTABLE
     AMOUNT

     1    Certificate Pass-Through Rate                                    7.93%
                                                                 ---------------

     2    (a)   Certificate Monthly Interest Distributable
          Amount                                                   $1,131,893.10
                                                                 ---------------

     2    (b)   Certificate Interest Carryover Shortfall for
          such Distribution Date                                           $0.00
                                                                 ---------------

     3    Certificate Interest Distributable Amount (sum of
          2.(a) and 2.(b))                                         $1,131,893.10
                                                                 ---------------

H    CALCULATION OF CERTIFICATE DISTRIBUTABLE AMOUNT (SUM OF
     F.5 AND G.3)                                                  $1,131,893.10
                                                                 ---------------

I    FEES

     1    The Monthly Servicing Fee for such Distribution
          Date                                                     $4,973,836.23
          (1/12 of the product of 1% and the Aggregate           ---------------
          Principal Balance of the Contracts as of the beginning of the preceding Distribution Date)

     2    Late Payment Penalty Fees for such Distribution
          Date                                                       $517,293.75
                                                                 ---------------

     3    Extension Fees for such Distribution Date                        $0.00
                                                                 ---------------

     4    Indenture Trustee Fee for such Distribution Date                 $0.00
                                                                 ---------------

     5    Owner Trustee Fee for such Distribution Date                 $7,500.00
                                                                 ---------------

J    CALCULATION OF THE AVAILABLE AMOUNTS FOR SUCH
     DISTRIBUTION DATE

     1    The amount of funds deposited into the Collection
          Account pursuant to Section 5.05(b) of the Sale
          and Servicing Agreement with respect to the
          related Due Period                                     $337,531,808.44
                                                                 ---------------

          a    All amounts received by the Indenture Trustee
               or the Servicer with respect to principal and
               interest on the Contracts, as well as Late
               Payment Penalty Fees and Extensions Fees for
               related Due Period                                $325,458,605.18
                                                                 ---------------

          b    All Net Liquidation Proceeds                       $11,264,507.79
                                                                 ---------------

          c    The aggregate of the Repurchase Prices for
               Contracts required to be repurchased by the
               Depositor as described in Section 7.05 of the
               Sale and Servicing Agreement                                $0.00
                                                                 ---------------

          d    All Advances made by Servicer pursuant to
               Section 7.02 of the Sale and Servicing
               Agreement                                             $176,213.40
                                                                 ---------------

          e    All amounts paid by the Seller in connection
               with an optional repurchase of the Contracts
               described in Section 7.07 of the Sale and
               Servicing Agreement                                         $0.00
                                                                 ---------------

          f    All amounts received in respect of interest,
               dividends, gains, income and earnings on
               investments of funds in the Trust Accounts as
               contemplated in Section 5.05(b) of the Sale
               and Servicing Agreement                               $632,482.07
                                                                 ---------------
          g    Total amount of funds deposited into the
               Collection Account pursuant to Section
               5.05(b)                                           $337,531,808.44
               (the sum of a. through g.)                        ---------------


     2    The amount of funds permitted to be withdrawn from
          the Collection Account pursuant to clauses (I)
          through (iv) of Section 7.03(a) of the Sale and
          Servicing Agreement with respect to related Due
          Period                                                   $6,122,787.68
                                                                 ---------------

          a    Amounts to be paid to the Servicer as the
               Reimbursement Amount in accordance with
               Section 7.02 of the Sale and Servicing
               Agreement                                             $624,157.70
                                                                 ---------------

          b    Amounts to be paid to the Servicer in respect
               to the Servicing Fee for the related Due
               Period                                              $5,491,129.98
                                                                 ---------------

          c    Amounts to be paid to the Indenture Trustee
               in respect of the Indenture Trustee Fee for
               the related Due Period                                      $0.00
                                                                 ---------------

          d    Amounts to be paid to the Owner Trustee in
               respect of Owner Trustee Fee for related Due
               Period                                                  $7,500.00
                                                                 ---------------

          e    Total amount of funds permitted to be
               withdrawn from the Collection Account
               pursuant to clauses (i) through (iv) Section
               7.03(a) of the Sale and Servicing Agreement
               with respect to the related Due Period (sum
               of a. through d.)                                   $6,122,787.68
                                                                 ---------------

     3    The Available Amounts (not including amounts from
          Reserve Fund Account) for such Distribution Date
          available to pay Note Distributable Amounts and
          Certificate Distributable Amounts                      $331,409,020.76
          (1(g) minus 2(e))                                      ---------------

K    THE SHORTFALL OF AVAILABLE AMOUNTS FOR SUCH
     DISTRIBUTION DATE TO PAY EITHER THE NOTE DISTRIBUTABLE
     AMOUNT OR THE CERTIFICATE DISTRIBUTABLE AMOUNT                $3,079,707.02
     (the Available Amounts for such Distribution Date minus     ---------------
     the sum of the Note Distributable Amount as set forth in E. and the Certificate Distributable Amount as set forth in H.)

L    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON
     SUCH DISTRIBUTION DATE TO COVER THE NOTE INTEREST
     DISTRIBUTABLE AMOUNT                                                  $0.00
                                                                 ---------------

M    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON
     SUCH DISTRIBUTION DATE TO COVER THE CERTIFICATE
     INTEREST DISTRIBUTABLE AMOUNT                                         $0.00
                                                                 ---------------

N    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON
     SUCH DISTRIBUTION DATE TO COVER THE NOTE PRINCIPAL
     DISTRIBUTABLE AMOUNT                                          $3,079,707.02
                                                                 ---------------

O    THE AMOUNT TO BE WITHDRAWN FROM THE RESERVE FUND ON
     SUCH DISTRIBUTION DATE TO COVER THE CERTIFICATE
     PRINCIPAL DISTRIBUTABLE AMOUNT                                        $0.00
                                                                 ---------------

P    INTEREST EARNINGS ON THE RESERVE FUND.                          $765,827.65
                                                                 ---------------

Q    THE AMOUNT ON DEPOSIT IN THE RESERVE FUND AFTER GIVING
     EFFECT TO DEPOSITS AND WITHDRAWALS THEREFROM ON SUCH
     DISTRIBUTION DATE                                             21,067,950.98
                                                                 ---------------

R    THE SPECIFIED RESERVE FUND AMOUNT FOR SUCH DISTRIBUTION
     DATE WILL BE AN AMOUNT EQUAL TO THE

     LESSER OF (i) THE AGGREGATE UNPAID PRINCIPAL BALANCE OF THE CLASS A-1 NOTES, THE CLASS A-2 NOTES, THE CLASS A-3 NOTES, THE CLASS A-4 NOTES AND THE CLASS B NOTES AND THE CERTIFICATE BALANCE AS OF SUCH DISTRIBUTION DATE, AND (ii) THE GREATER OF:

     (a) 4.25% of the aggregate unpaid principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes and the Certificate Balance on such Distribution Date, except that if a Reserve Fund Trigger Event shall have occurred and be continuing on such Distribution Date, then the percentage of the aggregate unpaid principal balance of the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class B Notes and the Certificate Balance referred to in this clause (a), shall be equal to 6.50%; and

     (b)  1.00% of the Aggregate Principal Balance as of the
          Cutoff Date.                                             21,067,950.98
                                                                 ---------------

S    THE POOL FACTOR

                              As of                    As of
                              1/16/01                  1/15/02
                              Distribution Date        Distribution Date

          Class A-1 Note      1    0.2102409            7   0.0000000
                               -------------             ------------

          Class A-2 Note      2    1.0000000            8   0.1285611
                               -------------             ------------

          Class A-3 Note      3    1.0000000            9   1.0000000
                               -------------             ------------

          Class A-4 Note      4    1.0000000           10   1.0000000
                               -------------             ------------

          Class B Note        5    1.0000000           11   1.0000000
                               -------------             ------------

          Certificate         6    1.0000000           12   1.0000000
                               -------------             ------------

T    DELINQUENT CONTRACTS

     1    31-60 Days                                   1,444      $16,184,809.08
                                                       -------------------------

     2    61-90 Days                                     390       $4,574,490.95
                                                       -------------------------

     3    91 or More Days                                152       $1,880,399.56
                                                       -------------------------

          Total Delinquent Receivables                 1,986      $22,639,699.59
          61+ Days Delinquencies as Percentage of Receivables              1.12%

          Delinquency Ratio for Second Preceding Collection Period         0.93%
          Delinquency Ratio for Preceding Collection Period                1.09%
          Delinquency Ratio for Current Collection Period                  1.12%
          Average Delinquency Ratio (Reserve Fund Trigger Event >= 2.0%)   1.05%

U    DEFAULTED CONTRACTS

     1    Total Defaulted Contracts for the Due
          Period                                       3,268      $29,084,832.68
                                                       -------------------------

     2    Identity (attach)

     3    Liquidation proceeds for the Due Period                 $11,975,545.73
                                                                 ---------------

     4    Liquidation expenses for the Due Period                    $711,037.94
                                                                 ---------------

     5    Net Liquidation Proceeds for the Due Period             $11,264,507.79
                                                                 ---------------

     6    Net Liquidation Losses for the Due Period               $17,820,324.89
                                                                 ---------------

          Pool Balance at Beginning of Collection Period         $602,842,370.36
          Net Loss Ratio for Current Collection Period                     2.96%

          Net Loss Ratio for Second Preceding Collection Period              N/A
          Net Loss Ratio for Preceding Collection Period                   4.04%
          Net Loss Ratio for Current Collection Period                     2.96%
          Average Net Loss Ratio (Reserve Fund Trigger Event >= 2.5%)      4.22%

V    ADVANCES

     1    Unreimbursed Advances prior to such Distribution Date      $706,569.65
                                                                 ---------------

     2    Amount paid to Servicer on such Distribution Date
          to reimburse Servicer for such unreimbursed
          Advances                                                 $1,564,620.89
                                                                 ---------------

     3    Amount of Delinquent Interest for the related Due
          Period                                                   $1,116,676.59
                                                                 ---------------

     4    Amount of new Advances on such Distribution Date
          (if such amount is less than the amount of
          Delinquent Interest, attach the certificate
          required by Section 7.02 of the Sale and Servicing
          Agreement)                                               ($447,944.30)
                                                                 ---------------

     5    Total of unreimbursed Advances after new Advances
          on such Distribution Date                                  $239,421.33
                                                                 ---------------

W    REPURCHASED CONTRACTS

     1    Number of Contracts to be repurchased pursuant to
          Section 7.07 of the Sale and Servicing Agreement                     0
                                                                 ---------------

     2    Principal Amount of such Contracts                               $0.00
                                                                 ---------------

     3    Related Repurchase Price of such Contracts                       $0.00
                                                                 ---------------

X    CONTRACTS

     1    Number of Contracts as of beginning of Due Period               54,266
                                                                 ---------------

     2    Principal Balance of Contracts as of beginning of
          Due Period                                              602,842,370.36
                                                                 ---------------

     3    The weighted average Contract Rate of the
          Contracts as of the beginning of the Due Period                 11.60%
                                                                 ---------------

     4    The weighted average remaining term to maturity of
          the Contracts as of the beginning of the Due
          Period                                                           42.70
                                                                 ---------------

     5    Number of Contracts as of end of Due Period                     37,533
                                                                 ---------------

     6    Principal Balance of Contracts as of end of Due
          Period                                                  324,122,322.83
                                                                 ---------------

     7    The weighted average Contract Rate of the
          Contracts as of the end of the Due Period                       11.66%
                                                                 ---------------

     8    The weighted average remaining term to maturity of
          the Contracts as of the end of the Due Period                    33.55
                                                                 ---------------